Exhibit 10.16

SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT is entered into as of March 15, 2004, by and between Innovative Micro Technology, Inc., a Delaware corporation ("Company"), and L-3 Communications Corporation, a Delaware corporation ("L-3").

WHEREAS, L-3 has made certain investments and loans in the Company on or prior to the date hereof; and

WHEREAS, the Company has agreed to enter into this Agreement for the benefit of L-3 in consideration for such investments and loans.

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth below and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Board Participation. The Company shall cause to be elected and/or appointed to the Company's Board of Directors two members designated from time to time by L-3 (who shall initially be Jill Wittels and Mike Andrews). The Company's Board of Directors shall consist of a maximum of eight (8) members.

2.  Quarterly Management Reviews; Monthly Reports.

(a)  The Company's senior management shall make presentations to L-3's senior management at L-3's principal executive offices from time to time on a quarterly basis detailing the Company's financial condition, results of operations, cash flow, operational performance, budget forecasts, projections, strategic opportunities and similar matters as requested by L-3.

(b)  The Company shall promptly provide L-3 with copies of all monthly internal reports of the Company circulated from time to time to the Company's senior management.

3.  Cost Reduction Measures. Until the Company has fully repaid all amounts owed to L-3 (including without limitation all principal or interest) in respect of any indebtedness for borrowed money, including without limitation any amounts payable to L-3 in connection with any security agreement related thereto, the Company shall promptly implement such cost reduction measures in respect of its business operations (including reductions in workforce) as L-3 shall from time to time request.

4.  Limitation on Transactions With Affiliates.

(a)  The Company shall not enter into or effect any transaction with any Affiliate (as defined below) without the prior written consent of L-3; provided, that the foregoing shall not prohibit the Company from (i) making salary payments at existing salary levels, maintaining existing employee benefit plans and providing reimbursements of employee expenses, in each case for the benefit of Company officers to the extent within the ordinary course of business of the Company consistent with past practices; or (ii) performing its obligations under any contract with an Affiliate entered into prior to the date of this Agreement.

(b)  For purposes of this Agreement, the term "Affiliate" means a person (including any entity) that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. The term "control" (including the terms "controlled by" and "under common control with") as used in the definition of the term "Affiliate" means, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. For the avoidance of doubt, any director, officer or shareholder of the Company shall be deemed to constitute an Affiliate for purposes of this Agreement.

5.  Term; Termination. The term of this Agreement shall be from the date of execution until the later of: (a) the date on which L-3 ceases to own the lesser of (i) 250,000 shares of Common Stock (as defined in the Stock Purchase Agreement between L-3 and the Company dated August 1, 2002) or (ii) a 3% equity interest in the Company, or (b) the date on which Company has fully repaid all amounts owed to L-3 (including without limitation all principal or interest) in respect of to any indebtedness for borrowed money, including without limitation any amounts payable to L-3 in connection with any security agreement related thereto. This Agreement shall not be terminable prior to the expiration of the term. Upon the expiration of the term, this Agreement shall automatically terminate without any further action on the part of L-3 or the Company.

6.  Authority. The Company hereby represents and warrants to L-3 that (a) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and (b) no consent of any third party is required in connection with the execution, delivery and performance of this Agreement by Company.

7.  Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be deemed to have been duly given when delivered in person or by facsimile transmission (with a confirmed receipt thereof), on the next business day when sent by overnight courier service, and on the date of receipt when sent by postage prepaid mail with a return receipt requested, at the following locations (or at such other location for a party as shall be specified to the other party by like notice).

(a)  if to Company, to:

Innovative Micro Technology, Inc.
75 Robin Hill Road
Santa Barbara, California 93117
Facsimile: (805) 967-2677
Attention: Pete Altavilla, Chief Financial Officer

(b)  if to L-3, to:

L-3 Communications Corporation
600 Third Avenue
New York, NY 10016
Facsimile: (212) 805-5494
Attention: Christopher C. Cambria, Esq., General Counsel

8.  Amendment, Waivers, etc.; Cumulative Remedies. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.  Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the successors and assigns of L-3; provided, that Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of L-3.

10.  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.  Interpretation. The parties hereto acknowledge and agree that: (a) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to their revision and (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Unless otherwise expressly provided herein, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation." Unless otherwise expressly provided herein, the words "in the ordinary course of business" when used herein shall be deemed to be followed by the words "consistent with past practice." All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms, have correlative meanings when used herein in their plural or singular forms, respectively. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

12.  Integration. This Agreement represents the entire agreement of the Company and L-3 with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by L-3 relative to subject matter hereof and thereof not expressly set forth or referred to herein or therein.

13.  Governing Law. This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such State and without regard to conflict of law principles.

14.  Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address referred to in Section 6 or at such other address of which L-3 shall have been notified pursuant thereto;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  waives trial by jury in any legal action or proceeding relating to this Agreement.

15.  Acknowledgements. The Company hereby acknowledges that: (a) L-3 does not have any fiduciary relationship with or duty to Company arising out of or in connection with this Agreement; and (b) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby.

16.  Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INNOVATIVE MICRO TECHNOLOGY, INC., a Delaware corporation

By: /s/ John S. Foster Name: John S. Foster Title: Chief Executive Officer

L-3 COMMUNICATIONS CORPORATION, a Delaware corporation

By: /s/ Christopher C. Cambria Name: Christopher C. Cambria Title: Senior Vice President, General Counsel and Secretary